Exhibit 23.1

7915 FM 1960 W Suite 220 Houston, TX 77070 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to Form S-1 Registration Statement of our report dated March 31, 2026, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of HealthLynked Corp. and Subsidiaries (the “Company”), as of and for the years ended December 31, 2025 and 2024, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which report appears in this Amendment No. 2 to Form S-1 Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

Houston, TX
May 29, 2026

New York, NY Washington DC Mumbai & Pune, India Boca Raton, FL

Houston, TX San Francisco, CA Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide